                                                                   EXHIBIT 10.18

PONDEROSA PINES--BUSINESS PARK

                                LEASE AGREEMENT
                                ---------------

    THIS LEASE is executed at San Diego, California, on October 12 , 1994 by and between MADISON SQUARE PARTNERSHIP, a general partnership (the "Lessor") and, FOODCO CORPORATION a Delaware corporation (the "Lessee").

1. DESCRIPTION OF PREMISES AND IMPROVEMENTS

          1.1 Lessor hereby leases to Lessee and Lessee hereby hires from Lessor, pursuant to the terms and conditions set forth herein, those certain premises described and outlined in green on the site plan attached hereto designated Exhibit "A", consisting of a portion of one building, and certain improvements to be constructed therein, located at 4241 Ponderosa Avenue, San Diego, California (the Premises"), together with areas, including landscaped areas, for use in common with others for parking, access and egress. The Premises contain in the aggregate approximately 19,674 square feet (the "gross floor area") and are situated with other buildings on certain real property described as follows: Portion of Lot 22 City of San Diego Industrial Park No. 4 of Map No. 5714 as such portion is indicated as a legal lot division by division plot No. 323, Parcel No. 369-170-20. The Premises is part of a group of buildings which together form what is commonly known as Ponderosa Pines Business Park. Said group of buildings and all contiguous real property, as outlined in red on Exhibit A, is hereinafter referred to as the "Business Park". The aforementioned areas to be used by Lessee in common with others (except as indicated in Section 4.6) as an incident to Lessee's leasing of the Premises shall consist of the common areas of the Business Park, as defined in Section 12.1.

          1.2 The Premises shall be accepted in "AS IS" condition.

          1.3 The cost of any Improvements, including design, permits, construction and other reasonable expenses related thereto shall be paid by the Lessee.

2. TERM
   ----

          2.1 The term of this Lease shall be for sixty (60) months, commencing on the "Commencement Date," which is hereby defined as November 20, 1994. The period beginning on the Commencement Date and ending sixty (60) months thereafter is hereby defined as the "Original Term".

          2.2 Lessee is hereby granted and shall have two options, exercisable separately, to extend the term of this Lease for an additional period of five
(5) years (i.e, a total of ten (10) years), each on the same terms and conditions of this Lease except that the base monthly rental for the first option period shall be adjusted as provided in Section 3.2. The base monthly rent for the first year of the second option period shall be adjusted, upwards only, to market; and such monthly rent adjusted to market shall become the new Base Monthly Rental for purposes of inflation adjustment, provided in Section 3.2, thereafter, the rent shall be adjusted annually as provided in Section 3.2. Each option shall be exercised only by Lessee delivering to Lessor in person or by United States mail within one hundred twenty (120) days before expiration of the Original Term or the extended term, as the case may be, its written notice to extend the term thereof.

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3. RENT
   ----

          3.1 Lessee shall pay to Lessor at the address set forth at the end of this Lease, or such other address as Lessor may advise Lessee in writing, without deduction, offset, prior notice or demand, as monthly rent for the Premises the amount indicated in the table immediately below:

During the first 12 months following the Commencement Date $9,837.00 per month
           ------
NNN.

During the second 12 months following the Commencement Date $10,722.00 per month
           -------
NNN.

During the third 12 months following the Commencement Date $11,608.00 per month
           ------
NNN.

During the forth 12 months following the Commencement Date $12,493.00 per month
           ------
NNN.

During the fifth 12 months following the Commencement Date $13.378.00 per month
           ------
NNN.

Such payments shall be made in lawful money of the United States payable in advance on the first day of each month of the term of this Lease.

          3.2 During the Original Term there shall be no adjustments of the monthly rent, other than as provided in Section 3.1. For the first 12 month period of the first renewal period, and for each 12 month period thereafter, the monthly rental shall be the monthly rent applicable during the last 12 month period of the Original Term ("Base Monthly Rental"), adjusted for inflation as set forth below:

          3.2.1 The adjustments, if any, shall be based upon any increase that may have occurred in the Bureau of Labor Statistics Consumer Price Index, for all Urban Consumers for all items based on the period 1982 - 1984 = 100 (the "Index") as published by the United States Department of Labor. The adjustments shall be computed by multiplying the Base Monthly Rental payable during the twelve-month period to be adjusted by a factor equal to the percentage increase in the Index between the "Base Month" (defined as the first month of the term of any renewal period hereof) and the Index last published preceding the date of adjustment. Lessor shall give written notice to Lessee indicating the amount of the adjustment and manner of computation as soon as the information becomes available to Lessor. Delay in notification of the amount of adjustment shall not affect Lessee's obligation to pay the monthly rent or the amount of any increase immediately upon receipt of notification of same.

          3.2.2 In no event shall the monthly rent for a subsequent twelve-month period be reduced below the monthly rent for the twelve-month period immediately preceding the date of adjustment.

          3.2.3 In the event that the Index does not exist in the same format described in Paragraph 3.2.1, the parties shall substitute any official index published by the Bureau of Labor Statistics, or successor or similar governmental agency, as may then be in existence and shall be not nearly equivalent thereto. If the parties are unable to agree upon a substitute index, the parties shall refer to the choice of successor index to binding arbitration in accordance with the rules of the American Arbitration Association.

          3.3 Any amount due to Lessor that is not paid when due shall bear interest at ten percent (10%) per annum from the date due. Payment of interest shall not excuse or cure any default by Lessee under this Lease. In addition, Lessee hereby acknowledges

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that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

          3.4 Upon execution of this Lease, Lessee shall deposit with Lessor $7,500.00 as a security deposit for the performance by Lessee of the provisions of this Lease, the receipt of which is acknowledged by Lessor. If Lessee is in default, as defined in Section 16 hereof, Lessor can use the security deposit, or any portion of it, to cure the default or to compensate Lessor for all damages sustained by Lessor resulting from Lessee's default. Lessee shall immediately on demand pay to Lessor a sum equal to the portion of the security deposit expended or applied by Lessor as provided in this paragraph so as to maintain the security deposit in the sum initially deposited with Lessor. At the expiration or termination of this Lease, Lessor shall return the security deposit to Lessee, less any amount necessary to cure any default. Lessor's obligations with respect to the security deposit are those of a debtor and not a trustee. Lessor can maintain the security deposit separate and apart from Lessor's general fund or can commingle the security deposit with Lessor's general and other funds. Lessor shall not be required to pay Lessee interest on the security deposit.

4. USE
   ---

          4.1 The Premises shall be used and occupied by Lessee for the following purposes and for no other purpose, without first obtaining the written consent of Lessor: general office, research and development, manufacturing and assembly of Lessee's products and related purposes.

          4.2 Lessee, at Lessee's expense, shall promptly comply with all laws, ordinances, zoning restriction, rules, regulations, orders and requirements of any duly constituted public authorities now or hereafter affecting the use, safety, cleanliness or occupation of the Premises.

          4.3 Lessee shall not allow supplies, materials or other objects to be stored or remain outside the exterior of the Premises.

          4.4 Lessee shall not permit any use to be made or act to be done in or about the Premises which would increase the existing rate of insurance upon the Premises or cause the cancellation of any insurance policy covering the Premises. In the event that Lessee's use increases said rate or causes the cancellation of a policy of insurance, Lessee shall be liable for, as additional rent, the additional cost of insurance.

          4.5 Lessee shall comply with all rules and regulations (the "Rules and Regulations") from time to time reasonably adopted by Lessor which are uniformly applied to all lessees of the Business Park. Lessor shall not be liable for the failure of any person to comply with the Rules and Regulations, but agrees to take reasonable steps to enforce such Rules and Regulations on a uniform, nondiscriminatory basis.

          4.6 Lessee understands that the Business Park has available for use approximately three and three-tenths (3.3) parking spaces per one thousand (1,000) square feet of building area. Lessee shall not overburden the parking in the business Park by exceeding its pro rata share of parking in the Business Park. Lessee shall be entitled to designate the 4 spaces marked with an "X" on Exhibit "A" for Lessee's exclusive use in accordance with regulations adopted by Lessor.

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5. ALTERATIONS AND ADDITIONS
   -------------------------

          5.1 Lessee shall not, without Lessor's prior written consent (which shall not be unreasonably withheld), make any alterations, additions, improvements or utility installations in, on or about the Premises, except for non-structural alterations not exceeding twenty thousand dollars ($20,000.00) in cost in the case of each such alteration. As used in this section, the term "utility installations" shall include ducting, power panels, fluorescent fixtures, space heaters, conduit and wiring. As a condition to giving such consent, Lessor may require that (a) Lessee agree to remove any such alterations, additions, improvements or utility installations at the expiration of the term and to restore the Premises to their prior condition; and/or (b) Lessee provide Lessor at Lessee's sole cost and expense a payment and completion bond in an amount equal to one and one-half (1-1/2) times the estimated cost of such improvements, to insure Lessor against any liability for mechanics' and materialmens' liens and to insure completion of the work.

          5.2 Unless Lessor requires the removal pursuant hereto, all alterations, additions, improvements and utility installations on the Premises (whether or not such utility installations constitute trade fixtures of Lessee) shall at the expiration or earlier termination of the Lease become the property of Lessor and remain upon and be surrendered with the Premises. Notwithstanding the foregoing, personal property, business and trade fixtures, cabinetwork, furniture, moveable partitions, machinery and equipment shall remain the property of Lessee and may be removed by Lessee at any time during the term of this Lease when Lessee is not in default, provided that any damage which may be caused by any removals by Lessee which are permitted hereunder shall be promptly repaired by Lessee at Lessee's expense. Lessee shall not be required to restore the Premises to their condition existing prior to the effectuation of the Improvements.

6. LIENS
   -----

          6.1 Lessee shall keep the Premises and any building of which the Premises are a part free from any liens arising out of work performed, materials furnished, or obligations incurred by Lessee and shall indemnify, hold harmless and defend Lessor from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Lessee. In the event that Lessee shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Lessor shall have, in addition to all other remedies provided herein and by law, the right, but not obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Lessor and all expenses incurred by it in connection therewith including attorney's fees and costs shall be payable to Lessor by Lessee on demand with interest at the rate of ten percent (10%) per annum.

          6.2 Lessor shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Lessor shall deem proper, for the protection of

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Lessor and the Premises, and any other party having an interests therein from mechanics' and materialmens' lien, and Lessee shall give to Lessor at least ten
(10) business days prior written notice of the expected date of commencement of any work relating to alterations or additions to the Premises.

7. UTILITIES AND SERVICES
   ----------------------

          7.1 Lessee shall pay for all water, gas, heat, light, power, telephone service, sewage, air conditioning, and any other service or utility provided to the Premises.

          7.2 Except as a result of Lessor's negligence, Lessor shall not be liable for any failure or interruption of any utilities or services being furnished to the Premises.

8. INDEMNITY
   ---------

          8.1 Lessee shall indemnify and hold Lessor harmless from and against any and all claims of liability for any injury or damage to any person or property arising from Lessee's use of the Premises, or from the conduct of Lessee's business, or from any activity, work or thing done, permitted or suffered by Lessee in or about the Premises or elsewhere, on or after the Commencement Date excepting any loss or injury resulting from the negligence or willful misconduct of Lessor. Lessee shall further indemnify and hold Lessor harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under this Lease, or arising from any negligence of Lessee or Lessee's agents, contractors or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding is brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend same at Lessee's expense by counsel reasonably satisfactory to Lessor.

          8.2 Lessor shall not be liable for injury to Lessee's business or loss of income therefrom or for damage which may be sustained by the person, goods, wares, merchandise or property of Lessee, its employees, invitees, customers, agents or contractors or any other person in, upon or about the premises caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Business Park of which the Premises are a part of, from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee, excepting any loss or injury resulting from the negligence or willful misconduct of Lessor. Lessor shall not be liable for any damages arising from any act or neglect of any other Lessee of the Business Park in which the Premises are located.

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9. INSURANCE
   ---------

          9.1 Lessor shall, at Lessee's expense, procure and maintain, at all times during the term of this Lease, policies of insurance protecting against the following:

          9.1.1 Loss or damage to the Premises in the amount of the full replacement value thereof (exclusive of Lessee's trade fixtures, personal property and equipment), providing protections against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, sprinkler leakage, and special extended peril (all-risk). Such insurance shall provide for payment of loss thereunder to Lessor and the holder of any first mortgage or deed of trust on the Premises.

9.1.2 Public liability and property damage insurance with respect to common areas in amounts (i) not less than one million dollars ($1,000,000.00) for injury or death to one or more persons in any one accident or occurrence, and
(ii) not less than two hundred fifty thousand dollars ($250,000.00) per occurrence for damage to property. Lessor shall cause Lessee to be named as an additional insured under the liability coverage described in this Paragraph 9.1.2.

          9.1.3 Lessor shall provide Lessee with written notice of the amount of the premiums for the coverage described in Paragraphs 9.1.1 and 9.1.2 at least twenty (20) days before any such premiums are due. If Lessee can obtain policies of insurance providing substantially the same coverage as the set forth in Paragraphs 9.1.1 and 9.1.2 at a cost cheaper than the amount set forth in Lessor's written notice, Lessee shall have the right to procure and maintain such policies of insurance with insurance companies reasonably satisfactory to Lessor in lieu of Lessor obtaining such policies of insurance.

          9.1.4 It is understood that the Premises are a part of multi-building complex and Lessor will acquire a master policy complying with the requirements of Section 9 for the Business Park. Lessee shall, unless Lessee has obtained policies of insurance pursuant to Paragraph 9.1.3, pay its pro rata share of the cost thereof in accordance with Paragraphs 12.2 and 12.3.

          9.1.5 The foregoing limits may be increased from time to time as required by the holder of any first deed of trust.

          9.2 Lessee shall at all times during the term hereof and at its own cost and expense procure and continue in force Workman's Compensation Insurance and Bodily Injury Liability and Property Damage Liability Insurance adequate to protect Lessor and naming Lessor as an additional insured in the liability contract against liability, injury or death of any person in connection with the area, operation or condition of the premises. Such insurance shall be in an amount of not less than five hundred thousand dollars ($500,000.00) combined single limit for bodily injury and property damage. The limits of such insurance shall not limit the liability of Lessee. All insurance required hereunder shall be with companies satisfactory to Lessor. Prior to occupancy, Lessee shall deliver to Lessor certificates of insurance evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Lessor; provided that in the event Lessee fails to procure and maintain such insurance, Lessor may (but shall not be required to) procure same at Lessee's expense after ten
(10) days prior written notice. No such policy shall be cancellable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Lessor by the insurer. Lessee shall, within twenty (20) days prior to the expiration of such policies, furnish Lessor with renewals or binders, failing which Lessor may order such insurance and charge the cost to Lessee, which amount shall be payable by Lessee upon demand. All such policies shall be written as primary policies, not contributing with and not in excess of coverage which Lessor may carry. Lessee shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Lessee, provided such blanket policies expressly afford coverage to the Premises and to Lessee as required by this Lease.

          9.3 Lessee shall maintain in force a policy or policies of fire and extended coverage insurance with respect to its fixtures and equipment located in the Premises to the extent of at least ninety percent (90%) of their insurable value and plate glass coverage with respect to the Premises.

          9.4 Lessee at its cost shall maintain business interruption insurance providing for payments thereunder to Lessee for a period of up to twelve (12) months if the Premises are destroyed or rendered inaccessible by a risk insured against by a

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policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements.

          9.5 Lessor and Lessee hereby mutually release each other from liability and waive all right to recover against each other for any loss from perils insured against under their respective fire insurance policies, including any extended coverage and special form endorsements to said policies; provided, however, this paragraph shall be inapplicable if it would have the effect, but only to the extent that it would have the effect, of invalidating any insurance coverage of Lessor or Lessee.

10. MAINTAIN AND REPAIR OF THE PREMISES

          10.1 Throughout the term of this Lease, Lessee shall keep in good order, condition and repair the Premises and every part thereof, structural and non-structural. Effective on the Commencement Date, Lessor shall assign, and does hereby assign, to Lessee Lessor's rights under any warranties, express or implied, and construction contracts respecting the quality of the Premises, and Lessor agrees to cooperate reasonably with Lessee in the enforcement of any rights under any such warranties and contracts. To the extent such warranties or contracts are not assignable, Lessor shall enforce such warranties and contracts for the benefit of Lessee. Lessor shall incur no expense nor have any obligation of any kind whatsoever in connection with maintenance of the Premises and Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order. Lessee shall do all acts required to comply with all applicable laws, ordinances, regulations and rules of any public authority relating to its maintenance obligations as set forth herein.

          10.2 Upon the expiration or earlier termination of this Lease, Lessee shall surrender the Premises in the same condition as received, broom clean, ordinary wear and tear excepted. Lessee at its sole cost and expense agrees to repair any damage to the Premises caused by or in connection with the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, furniture, movable partitions or permanent improvements or additions, including without limitation thereto, repairing the floor and patching and painting the walls where required by Lessor to Lessor's reasonable satisfaction. Lessee shall indemnify the Lessor against any loss or liability resulting from delay by Lessee in so surrendering the Premises, including without limitation thereto, any claims made by any succeeding lessees founded on such delay.

          10.3 In the event Lessee fails to perform Lessee's obligations under this section, Lessor shall give Lessee notice to do such acts as are reasonably required to so maintain the Premises. If Lessee fails to do the work and diligently prosecute it to completion, then Lessor shall have the right (but not the obligation) to do such acts and expend such funds at the expense of Lessee as are reasonably required to perform such work. Any amount so expended by Lessor shall be paid by Lessee promptly after demand with interest at ten percent (10%) per annum from the date of such work. Lessor shall have no liability to Lessee for any damage, inconvenience or interference with the use of the Premises by Lessee as a result of performing any such work.

          10.4 Lessee shall, at its sole cost, keep and maintain all utilities, fixtures, mechanical equipment and heating and air conditioning units used by Lessee in the Premises in good order, condition and repair.

          10.5 Lessee shall not commit or permit any nuisance, act or other thing which may disturb the quite enjoyment of the other lessees in the Business Park.

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11. TAXES
    -----

          11.1 Lessee shall pay prior to delinquency all taxes, assessments, license fees and other public charges levied, assessed or imposed or which become payable during the term of this Lease upon any trade fixtures, furnishings, equipment and all other personal property of Lessee installed or located in the Premises. Whenever possible, Lessee shall cause said trade fixtures, furnishings, equipment and personal property to be separately assessed. If, however, any or all of said items shall be assessed and taxed with the real property comprising the Premises, Lessor shall send to Lessee an invoice advising Lessee of the taxes applicable to Lessee's property, and Lessee shall pay to Lessor such taxes as are attributable to Lessee's trade fixtures, furnishings, equipment and personal property no less than ten (10) days prior to the time such taxes would become delinquent.

          11.2 Lessee shall also pay any and all real property taxes and assessments assessed or imposed, or which become a lien upon or become chargeable against or payable in connection with the Premises, and Lessee's pro rata share of such charges which are attributable to common areas.

          11.2.1 Lessee's share of such taxes and assessments with respect to the Premises shall be determined by Lessor from the ratio of the gross floor area of the Premises to the total gross floor area in the Business Park; provided, however, that in lieu thereof Lessee may, at Lessee's option, pay such taxes and assessments with respect to the Premises as shall be determined from the valuation assigned to the premises in the county tax assessor's worksheets. Lessor shall, at Lessee's cost, provide Lessee with a copy of such worksheets.

          11.2.2 Lessee's share of such taxes with respect to the common areas shall be determined by Lessor from the ratio of the gross floor area of the Premises to the total gross floor area in the Business Park.

          11.2.3 Lessee shall pay its share of the taxes with respect to the Premises and the common areas in the manner set forth in paragraph 12.3.

          11.3 In the event any real property taxes and assessments paid by Lessee cover any period of time prior to the Commencement Date or after the expiration of the term of this Lease, Lessee's share of such taxes shall be pro rated to cover only the period of time within the fiscal tax year during which this Lease is in effect. With respect to any assessments which may be levied against or upon the Premises, or which under the laws then in force may be evidenced by improvement or other bonds or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and interest due thereon shall be included within the computation of the annual taxes and assessments levied against the Premises.

          11.4 As used in this Lease, the term "real property tax" shall include any form of assessment, levy, penalty or tax (other than estate, gift, inheritance, net income, capital levy, transfer or excess profits or franchise taxes), imposed by any authority having the direct or indirect power to tax, including without limitation, any city, county, state or federal government, or any improvement or other district thereof, whether such tax is determined by the area of the Premises or the rent or other sums payable hereunder, including without limitation, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums.

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

12. COMMON AREAS
    ------------

          12.1 Common areas shall include all areas within the Business Park outside the exterior boundaries of the buildings situated hereon, as designed at Exhibit A, including, but not limited to, streets, driveways, parking areas, truckways, delivery passages, sidewalks, landscaped and planted areas, exterior stairways, retaining and decorative walls, planters and other areas provided by Lessor for the common use (except as provided in Sections 4.6) of Lessor and the lessees of the Business Park, their employees and invitees.

          12.2 Lessor shall maintain said common areas (including the parking areas assigned to Lessee under Section 4.6) in a neat, clean and orderly condition, properly lighted and landscaped as Lessor, in its sole discretion, shall determine. Lessee shall pay to Lessor, in the manner set forth in Paragraph 12.3, its pro rata share of the expenses in connection with the maintenance of common areas, plus any additional costs caused by extraordinary maintenance requirements created by Lessee's use of the Premise. Lessee's pro rata share of expenses in connection with the maintenance of common areas shall be the ratio of the gross floor area of the Premises to the gross floor area of the Business Park. It is understood and agreed that the phrase expense in connection with the maintenance of common areas" shall include, but shall not be limited to, all sums (other than capital expenditures) expended in connection with said common areas for all general maintenance, repairs, pest control, trash removal, resurfacing, repainting, restriping, cleaning, sweeping and janitorial services; maintenance and repair of sidewalks, streets, curbs and Business Park signs; sprinkler systems, lighting and other utilities (other than capital costs of initially installing any of same in connection with the construction or completion of the Business Park); directional signs; and other markers and bumpers (other than capital costs of initially installing any of same in connection with the construction or completion of the Business Park); maintenance and repair of any fire protection systems, automatic sprinkler systems, lighting systems, storm drainage systems and any other utility systems; personnel to implement such service and to police the common areas; police and fire protection services; straight-line depreciation and maintenance on machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); any parking charges, surcharges or any other costs levied or assessed by local, state or federal governmental agencies in connection with the use of parking facilities; maintenance of planting and landscaping; the cost of parking lot sweeping; maintenance of common area improvements; and property management costs. Such costs and expenses shall not include any allowance for depreciation of common area improvements. Lessor may cause any or all of said services to be provided by an independent contractor or contractors; provided, however that the fees charged by such contractor or contractors shall not be in excess of those charged by Coldwell Banker Property Management Company or other comparable property management companies in the San Diego area.

          12.3 On a monthly basis, Lessor shall provide Lessee a written statement of Lessee's share of the cost of insurance provided by Lessor as provided for herein, repairs, taxes and expenses in connection with the maintenance of common areas and the Premises paid or incurred by Lessor during the prior month. Lessee shall pay such amount to Lessor as additional rent on the first of the month following the month in which such statement is received. Lessor shall keep full, accurate and separate books of account, receipts, bills and other supporting documentation covering Lessor's operating costs, and the statements to Lessee shall accurately reflect the total operating costs and Lessee's share. The books of account shall be retained by Lessor for a period of at least eighteen (18) months after the expiration of each calendar year. Lessee shall have the right at all reasonable times during the term to inspect the books of account, receipts, bills and other supporting documentation.

          12.4 Lessee shall have for its use and benefit the nonexclusive right in common with Lessor and future owners, other lessees, and their agents, employees, customers, licensees and sublessees, to use said common areas during the entire term of this Lease, or any extension thereof, for ingress and egress, roadway and automobile parking, except therefrom such reasonable number of parking spaces which may have been designated for a specific lessee.

13. SIGNS AND ADVERTISING
    ---------------------

          13.1 Lessee shall not conduct or permit any sale by auction of the Premises.

          13.2 Lessee shall comply with such reasonable sign regulations as are from time to time adopted by Lessor and applied to all lessees of the Business Park on a non-discriminatory basis. All exterior signs must have the approval of Lessor prior to installation, which approval shall not be unreasonably withheld. Lessor hereby grants approval to Lessee for Lessee's sign affixed to the building exterior on the Commencement Date. If Lessee, after five (5) days written notice, shall fail to properly maintain or repair any exterior sign, Lessor may do so and the cost thereof shall be payable by Lessee to Lessor upon demand as additional rent.

          13.3 Lessee shall not display, store or sell any merchandise outside the defined exterior walls and permanent doorways of the Premises, without Lessor's prior written consent. Lessee shall not, without Lessor's consent, install any exterior lighting, amplifiers, or similar devices or use in or about the Premises any advertising media which may be heard or seen outside the Premises.

          13.4 Lessee shall not, without Lessor's consent, solicit business nor distribute any handbills or other advertising matter in the common areas of the Business Park.

14. ENTRY BY LESSOR
    ---------------

          14.1 Lessee shall permit Lessor and Lessor's agents to enter the Premises at all reasonable times for the purpose of inspecting the same, for the purpose of maintenance, repairs, alterations or additions to any portion of the Business Park, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions or repairs, subject to security regulations reasonably adopted by Lessee or otherwise required by governmental agencies.

          14.2 Lessor may, during reasonable business hours within one hundred twenty (120) days prior to the expiration of this Lease, enter the Premises for the purpose of allowing prospective lessees to view the Premises and to place any usual or ordinary "For Lease" signs, subject to security regulations as aforesaid.

          14.3 Lessor shall be permitted to enter upon the premises for any of the purposes and in the manner stated herein without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises resulting therefrom.

15. ASSIGNMENT AND SUBLETTING
    -------------------------

          15.1 Lessee shall not either voluntarily or by operation of law assign (provided that such limitation shall not apply to any assignment effected by any merger, consolidation, sale of assets or other corporate reorganization in which Lessee is involved), sell, encumber, pledge or otherwise transfer all or any part of Lessee's leasehold estate hereunder, or permit the Premises to be occupied by anyone other than Lessee or Lessee's employees, or employees of Lessee's subsidiaries, or companies under common control with Lessee, or sublet the Premises or any portion thereof, without Lessor's prior written consent in each instance, which consent shall not be unreasonably withheld. Lessor's consent shall be based upon a determination that the same quality of business and financial soundness of ownership shall exist after such assignment or subletting and, provided further, that none of the covenants, conditions and obligations imposed upon Lessee by this Lease or of the rights, remedies or benefits afforded Lessor by this Lease is thereby impaired or diminished.

          15.2 If Lessee desires at any time to assign this Lease or to sublet the Premises or any portion thereof, Lessee shall notify Lessor of its desire to do so and shall submit in writing to Lessor (i) the name of the proposed sublessee or assignee; (ii) the nature of the proposed sublessee's or assignee's business to be carried on in the Premises; (iii) the principal terms and provision of the proposed sublease or assignment; and (iv) such reasonable financial information as Lessor may request concerning the proposed sublessee or assignee, such request to be made within five (5) days after Lessee shall submit the information specified in the preceding clauses (i) through (iii). Lessee may also, at Lessee's option, offer to Lessor the option of terminating this Lease as to the portion (including all) of the Premises so proposed to be subleased or assigned with a proportionate (based upon the ratio of the gross floor area of the portion surrendered to the gross floor area of the entire Premises prior to the surrender) abatement in the rent and other charges payable hereunder.

          15.3 Within seven (7) days after Lessor's receipt of the information specified in Paragraph 15.2 above, Lessor shall notify Lessee in writing whether Lessor (a) consents to the sublease or assignment proposed by Lessee or, (b) if Lessee has offered Lessor the option of terminating this Lease as to the portion of the Premises (including all) so proposed to be subleased or assigned, elects to terminate this Lease as to the portion (including all) of the Premises so proposed to be subleased or assigned, in which event Lessor's notice to Lessee shall set forth the proportionate abated rental payable thereafter hereunder. If Lessor consents to the sublease or assignment proposed by Lessee, Lessee may thereafter within ninety (90) days after receipt of written notice from Lessor of such consent, enter into a valid sublease or assignment of the Premises or portion thereof, upon the terms and conditions described in the information furnished by Lessee to Lessor pursuant to Paragraph 15.2 above.

          15.4 No consent by Lessor to any subletting or assignment by Lessee shall relieve Lessee of any obligation to be performed by Lessee under this Lease, whether occurring before or after such consent, subletting or assignment. The consent by Lessor to any subletting or assignment shall not relieve Lessee from the obligation to obtain Lessor's express written consent to any other subletting or assignment. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provisions of this Lease or to be a consent to any subletting, assignment or other transfer. Consent to one subletting, assignment or other transfer shall not be deemed to constitute consent to any subsequent subletting, assignment or other transfer.

          15.S In the event that Lessee subleases or assigns all or any part of the Premises, the limitation on cost of living increases in the Base Monthly Rental contained in Section 3.3.2 shall, as of the date of such assignment or sublease terminate with respect to that fraction of the Base Monthly Rental of which the numerator is gross floor area of the portion assigned or subleased and the denominator is the gross floor area of the entire Premises prior to the assignment or sublease (the "Base Monthly Rental fraction"). The Base Monthly Rental fraction shall be adjusted as of the date of such assignment or sublease in the manner set forth in Section 3.3, provided that the limitation on increases set forth in Section 3.3.2 shall not be applicable.

16 BREACH OF LESSEE
   ----------------

          16.1 The occurrence of any of the following shall constitute a material default and breach of this Lease by Lessee:

          16.1.1 The failure of Lessee to pay or cause to be paid when due any rent, monies or charges required by this Lease to be paid by Lessee when such failure continues for a period of ten (10) days after written notice thereof from Lessor to Lessee;

          16.1.2 The abandonment of vacation of the Premises by Lessee;

          16.1.3 A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for twenty (20) days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of said default is such that it cannot reasonably be cured within such twenty-day period, Lessee shall not be deemed to be in default if Lessee shall within such period commence such cure and thereafter diligently prosecute the same to completion;

          16.1.4 The making by Lessee of any general assignment or general arrangement for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within ninety (90) days); the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within sixty (60) days; or the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within forty-five (45) days.

          16.2 In the event that Lessor issues notices or comparable documents by reason of Lessee's breach, and Lessee cures such default, Lessee agrees to pay to Lessor, as additional rent, the reasonable cost of preparation and delivery of same.

          16.3 The acceptance by Lessor of rent due hereunder after breach by Lessee shall not constitute a waiver of such breach, unless a writing to the effect has been delivered to Lessee.

17. REMEDIES UPON BREACH
    --------------------

          17.1 In the event of any default by Lessee, Lessor shall, at its option, in addition to all other rights and remedies it may have hereunder or as provided by law have the following rights and remedies:

          17.1.1 Lessor can continue this Lease in full force and effect, and the Lease will continue in effect as long as Lessor does not terminate Lessee's right to possession, and Lessor shall have the right to collect rent when due. During the period Lessee is in default, Lessor can enter the Premises and relet them, or any part of them, to third parties for Lessee's account. Lessee shall be liable immediately to Lessor for all costs Lessor incurs in reletting the Premises including, without limitation, brokers' commissions, attorneys' fees, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Lessee shall pay to Lessor the rent due under this Lease on the dates the rent is due, less the rent Lessor receives from any reletting. No act by Lessor allowed by this section shall terminate this Lease unless Lessor notifies Lessee that Lessor elects to terminate this Lease. After Lessee's default and for as long as Lessor does not terminate Lessee's right to possession of the Premises, if Lessee obtains Lessor's consent Lessee shall have the right to assign or sublet its interest in this Lease, but Lessee shall not be released from liability. Lessor's consent to a proposed assignment or subletting shall not be unreasonably withheld.

          17.1.2 Lessor can terminate Lessee's right to possession of the Premises at any time. No act by Lessor other than giving notice to Lessee shall terminate this Lease. Acts of maintenance or efforts to relet the Premises shall not constitute a termination of Lessee's right to possession. Lessor may re-enter the Premises, remove Lessee's property therefrom and store it for Lessee's account and at Lessee's expense and risk subject to damage or loss caused by the deliberate or negligent act of Lessor, and recover damages from Lessee as hereafter provided. Any such reentry shall be permitted by Lessee without hindrance.

          17.1.3 In the event Lessor elects to terminate this Lease and Lessee's right to possession in accordance with the foregoing Paragraph 17.1.2, or the same are terminated by operation of law, Lessor may recover as damages from Lessee the following:

          17.1.3.1 The worth at the time of award by a court competent jurisdiction of the unpaid rent which had been earned at the time of termination of the Lease;

          17.1.3.2 The worth at the time of award of the amount by which the unpaid rent which would have been earned after the date of termination of this Lease until the time of award exceeds the amount of such loss of rent that Lessee proves could have been reasonably avoided;

          17.1.3.3 The worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of such rent that Lessee proves could be reasonably avoided; and,

          17.1.3.4 Any other amount, including attorneys' fees and court costs, necessary to compensate Lessor for all detriment proximately caused by Lessee's failure to perform its obligations under the Lease, or which in the ordinary course of things would be likely to result therefrom.

          17.2 The "worth at the time of award" of the amounts referred to in Paragraphs 17.1.3.1 and 17.1.3.2 is to be computed by allowing interest at ten percent (10%) per annum. The "worth at the time of award" of the amount referred to in Paragraph 17.1.3.3 above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          17.3 Efforts by Lessor to mitigate the damages caused by Lessee's breach of this Lease shall not waive Lessor's right to recover damages under the foregoing provisions.

          17.4 Nothing in this Section 17 shall affect the right of Lessor to indemnification against liability arising prior to the termination of this Lease for personal injuries or property damage, or against mechanic's liens or other loss, claims or expenses as may be provided elsewhere in this Lease.

          17.5 The foregoing remedies of Lessor shall not be exclusive, but shall be cumulative and in addition to all rights and remedies now or thereafter provided or allowed by law.

18. DAMAGE OR DESTRUCTION
    ---------------------

          18.1 If, during the term of this Lease, or any extensions thereof, the Premises are totally or partially destroyed from a risk covered by insurance rendering the Premises totally or partially inaccessible or unusable, Lessor shall restore the Premises to substantially the same conditions they were in immediately before destruction. Such destruction shall not terminate this Lease. If then existing law does not permit restoration, either party may terminate this Lease by giving notice to the other party within sixty (60) days of such destruction. If the cost of the restoration (determined by fixed price construction bids reasonably approved by Lessee and Lessor) exceeds the amount of proceeds received from the insurance carrier, Lessor can elect to terminate this Lease by giving notice to Lessee within thirty days after determining that the restoration cost will exceed the insurance proceeds. If Lessor elects to terminate this Lease, Lessee, within thirty (30) days after receiving Lessor's notice to terminate, can elect to pay one-half the difference between the amount of insurance proceeds and the cost of restoration, in which case Lessor shall restore the Premises. Any amounts so payable by Lessee shall be deposited by Lessee in a fund control or bank disbursement account at such times as may be requested by Lessor's construction lender. If there be no construction lender, Lessee shall make monthly installment payments of one-half of the expenses of restoration incurred for the preceding month. Lessor shall give Lessee satisfactory evidence that all sums contributed by Lessee as provided in this section have been expended in paying the cost of restoration. If Lessor elects to terminate this Lease and Lessee does not elect to contribute toward the cost of restoration as provided in this section, this Lease shall terminate.

          18.2 If during the term of this Lease the Premises are totally or partially destroyed from a risk not covered by the insurance, rendering the Premises totally or partially inaccessible or unusable, Lessor shall promptly restore the Premises to substantially the same condition as they were in immediately before destruction. Such destruction shall not terminate this Lease. If the existing laws do not permit the restoration, either party can terminate this Lease by giving notice to the other party within sixty (60) days of such destruction. If the cost of restoration (determined by fixed price construction bids reasonably approved by Lessee and Lessor) exceeds ten percent (10%) of the then replacement value of the Premises, (reasonably determined by Lessee and Lessor) Lessor can elect to terminate this Lease by giving notice to Lessee within thirty (30) days after determining the restoration cost and replacement value. If Lessor elects to terminate this Lease, Lessee, within thirty (30) days after receiving Lessor's notice to terminate, can notify Lessor of its election to pay the difference between ten percent (10%) of the replacement value of the Premises and the actual cost of restoration, in which case Lessor shall restore the Premises. Any amounts so payable by Lessee shall be deposited by Lessee in a fund control or bank disbursement account at such times as may be requested by Lessor's construction lender. If there be no construction lender, Lessee shall make monthly installment payments of the expenses of restoration incurred during the previous month. Lessor shall give Lessee satisfactory evidence that all sums contributed by Lessee as provided in this section have been expended in paying the cost of restoration. If Lessor elects to terminate this Lease and Lessee does not elect to contribute toward the cost of restoration as provided in this section, this Lease shall terminate. In the event the Premises or the real property of which the Premises constitute a part is foreclosed upon and sold at a sheriff's sale, or sold pursuant to a trustee's power of sale or conveyed pursuant to a deed in lieu of foreclosure or sale, the foregoing obligation of the Lessor contained in this Section 18.2 to pay up to 10% E.G. of the replacement value of the Premises shall be ineffective and shall not be binding upon any purchaser or transferee acquiring the Premises as a result of such foreclosure, trustee's sale or deed in lieu thereof. In such event, upon the occurrence of total or partial destruction from a risk not covered by insurance, the purchaser or transferee can elect to terminate this Lease unless Lessee, within thirty
(30) days after receiving notice to terminate, gives written notice of its election to pay the entire cost of restoration.

          18.3 If Lessor is required or elects to restore the Premises, Lessor shall not be required to restore alterations, made by Lessee, Lessee's improvements (other than the Improvements provided for in Section 1.2) Lessee's trade fixtures, and Lessee's personal property, such excluded items being the sole responsibility of Lessee to restore.

          18.4 In case of destruction there shall be an abatement or reduction of rent, between the date of destruction and the date of completion of restoration, based on the extent to which the destruction interferes with Lessee's use of the Premises.

          18.5 If destruction to the Premises occurs during the last two years of the term, Lessor can terminate this Lease by giving notice to Lessee not more than thirty (30) days after the destruction; provided that, if the destruction occurs during the last two years of the term and if within thirty (30) days after the destruction Lessee exercises the option to extend the term as provided in Section 2.5 (if the time within which the option can be exercised has not expired), Lessor shall restore the premises as provided in this Section 18.

19. CONDEMNATION
    ------------

          19.1 If the Premises or any portion thereof are taken under the power of eminent domain, or sold by Lessor under the threat of the exercise of such power, this Lease shall terminate as to the part so taken as of the date that the condemning authority takes possession of the Premises. If more than thirty percent (30%) of the Premises or more than thirty percent (30%) of the parking area of the Business Park are taken or sold under such threat, either Lessor or Lessee may terminate this Lease as of the date that the condemning authority takes possession by delivery of written notice of such election within twenty
(20) days after the condemning authority shall have taken possession.

          19.2 If this Lease is not terminated by Lessor or Lessee, it shall remain in full force and effect as to the portion of the Premises remaining; provided that, the rent shall be reduced by that portion which the floor area of the Premises taken bears to the total floor area of the Premises prior to the taking. In such event, Lessor shall, at Lessor's expense, restore the Premises to a complete unit of like quality and character, except as to size, as existed prior to the date of which the condemning authority took possession. All awards for the taking of any part of the Premises or proceeds from the sale made under the threat of the exercise of the power of eminent domain shall be the property of Lessor, whether made as compensation for diminution of value of the leasehold estate, for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures and removable personal property.

20. SURRENDER OF LEASE
    ------------------

          20.1 The voluntary or other surrender of its interest in this Lease by Lessee or a mutual cancellation of this Lease shall not work a merger, and shall, at the election of Lessor, either terminate all or any existing subleases or sublessees or operate as an assignment to Lessor of any or all of such subleases or sublessees.

21. COST OF SUIT
    ------------

          21.1 If Lessee or Lessor shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Lessor for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorney's fees which shall be deemed to have occurred on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Should Lessor, without fault on Lessor's part, be made a party to any litigation instituted by Lessee or by any third party against Lessee, or by or against any person holding under or using the Premises by License of Lessee, or for the foreclosure of any lien for labor or materials furnished to or for Lessee or any such other person or otherwise arising out of or resulting from any act or transaction of Lessee or of any such other person, Lessee covenants to save and hold Lessor harmless from any judgment rendered against Lessor or the Premises or any part thereof, and all costs and expenses, including reasonable attorney's fees, incurred by Lessor in or in connection with such litigation.

22. TRANSFER OF LESSOR'S INTEREST
    -----------------------------

          22.1 In the event of a sale or conveyance by Lessor of Lessor's interest in the Premises other than a transfer for security purposes only, Lessor shall, upon giving notice of such transfer to Lessee, be relieved from and after the date specified in such notice of transfer of all obligations and liabilities accruing thereafter on the part of Lessor, provided that any funds in the hands of Lessor at the time of transfer in which Lessee has an interest, shall be delivered to the successor of Lessor. This Lease shall not be affected by any such sale and Lessee agrees to attorn to the purchaser or assignee provided all Lessor's obligations hereunder are assumed in writing by the transferee.

23. ESTOPPEL CERTIFICATES
    ---------------------

          23.1 Lessee shall within ten (10) days after receipt of a request therefore from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by a prospective purchaser or encumbrancer of the Premises. Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect without modification except as may be presented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and (iii) that not more than one month's rent has been paid in advance. If Lessor desires to finance or refinance the Premises or any part thereof, Lessee hereby agrees to deliver to any lender designated by Lessor such audited financial statements as Lessee may have prepared in the ordinary course of its business; provided that all such financial statements shall be received by Lessor in confidence and shall be used by Lessor only for the purposes herein set forth.

24. SUBORDINATION AND ATTORNMENT
    ----------------------------

          24.1 Except as otherwise provided herein, this Lease is hereby made subordinate to the lien of any mortgages or deeds of trust now or hereafter in force against the real property of which the Premises constitute a part, and to all advances made or hereafter made upon the security thereof. Lessee agrees to subordinate this Lease to the lien of any mortgage or deed of trust hereafter placed against the Premises, and to all advances made or hereafter made upon the security thereof.

          24.2 In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust covering the Premises, Lessee shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Lessor under this Lease.

          24.3 Lessee, upon request of any party in interest, shall execute promptly such instruments and certificates to carry out the provisions of Paragraphs 24.1 and 24.2.

          24.4 Notwithstanding any subordination or foreclosure, or sale under power of sale, Lessee's right to quiet enjoyment of the Premises shall not be disturbed so long as Lessee is not in default under the terms of this Lease.

25. HOLDING OVER
    ------------

          25.1 If Lessee remains in possession of all or any part of the Premises after the expiration of the term hereof, with or without the express or implied consent of Lessor, such tenancy shall be from month to month only, and not a renewal thereof or an extension for any further term and in such case rent and other monetary sums due hereunder shall be payable in the amount and at the time specified in this Lease and such month to month tenancy shall be subject to every other term, covenant and agreement contained herein.

26. INTERPRETATION
    --------------

          26.1 Whenever the singular number is used in this Lease, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and the word "person" shall include corporation, firm, or association, when required by the context.

          26.2 The headings or titles to the Sections of this Lease are for convenience only and do not in any way define, limit or construe the contents of such Sections.

          26.3 This instrument contains all of the agreements and conditions made between the parties with respect to the hiring of the premises and may not be modified orally or in any other manner other than by a written instrument signed by all the parties to this Lease.

          26.4 The laws of the State of California shall govern the validity, performance and enforcement of this Lease.

          26.5 If any provision of this Lease is determined to be void by any court of competent jurisdiction, such determination shall not affect any other provision of this Lease and such other provisions shall remain in full force and effect. If any provision of this Lease is capable of two constructions, one which would render the provision void and one which would render the provision valid, the provision shall be interpreted in the manner which would render it valid.

27. TIME: JOINT AND SEVERAL LIABILITY
    ---------------------------------

          27.1 Time is of the essence of this Lease and each and every provision hereof. All the terms, covenants and conditions contained in this Lease to be performed by either party, if such party shall consist of more than one person or organization, shall be deemed to be joint and several, and all rights an remedies of the parties shall be cumulative and non-exclusive of any other remedy at law or in equity.

28. FORCE MAJEURE
    -------------

          28.1 Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, regulations, or controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other cause beyond the reasonable control of the party obligated to perform, shall, except as expressly provided in this Lease to the contrary, excuse the performance by such party for a period equal to that resulting from such prevention, delay or stoppage, except those obligations of Lessee to make payment for rental or other charges pursuant to the terms of this Lease.

29. NOTICES
    -------

          29.1 All notices or demands of any kind required or desired to be given by Lessor or Lessee hereunder shall be in writing and shall be deemed delivered forty-eight (48) hours after depositing the notice or demand in the United States mail, certified or registered, return receipt requested, postage and fees prepaid, addressed to the Lessor or Lessee respectively at the addresses set forth after their signatures at the end of this Lease.

30. MEMORANDUM OF LEASE
    -------------------

          30.1 Lessee shall not record this Lease without Lessor's prior written consent. Either party shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes.

31. BROKERS
    -------

          31.1 Lessee warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease and it known of no other real estate broker or agent who is entitled to commission with this Lease. Any commission to be paid in connection with this Lease shall be the sole concern and responsibility of Lessor, and Lessor shall indemnify Lessee against any claims in connection therewith.

32. OPTION TO LEASE EXPANSION SPACE
    -------------------------------

          32.1 At any time that Lessor determines to lease the portion not occupied by Lessee of the Building in which the Premises are located (the "Expansion Space"), Lessor shall notify Lessee of the rent, net of any tenant improvement credit or allowances (except to the extent such allowances and credits are made available to Lessee) for which Lessor is willing on the open market to lease the Expansion Space, or part of the Expansion Space. If Lessee, within thirty (30) days after receipt of Lessor's notice, states in writing its agreement to lease the Expansion Space or part of it, the Expansion Space or part of it shall be included in the Premises and leased to Lessee pursuant to the provisions of this Lease, including, without limitation, the provisions relating the rights and obligations of the parties with respect to alterations. However, the rent payable under this Lease shall be increased by the amount of rent attributable to the Expansion Space or part of it that is leased by Lessee. The parties shall immediately execute an amendment to this Lease stating the addition of the Expansion Space or part of it to the Premises. If Lessee does not indicate within thirty (30) days its agreement to lease the Expansion Space or part of it, Lessor thereafter shall have the right to lease or extend the Lease covering the Expansion Space or part of it to a third party.

          32.2 The provisions of this Section shall be operative during the term of this Lease, including option periods, each time Lessor determines to lease all or part of the Expansion Space to a

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third person (including any Expansion Space which Lessee previously elected not to lease under this Section).

33. INTEREST ON PAST-DUE OBLIGATIONS
    --------------------------------

          33.1 Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at ten percent (10%) per annum from the date due. Payment of interest shall not excuse or cure any default by Lessee under this Lease.

34. HAZARDOUS MATERIALS
    -------------------

          Lessee agrees to comply with all applicable federal, state and local laws, rules and regulations relating to the presence of Hazardous Materials on the Premises during the term of this Lease, and in connection with any permit requirements under such laws, to seek written approval of Lessor to the introduction of Hazardous Materials onto the Premise requiring a permit, which approval will not be unreasonably withheld.

          34.1 Remediation Action. If the presence, release, or placement on or in the Premises by Lessee during the term of this Lease, or the generation, transportation, storage, treatment, or disposal at the Premises during the Term of this Lease, of any Hazardous Material (a) gives rise to a claim (including, but not limited to, a claim for response action, remedial action, or removal action ) under any environmental law or any common law theory based on nuisance or strict liability, or (b) causes or threatens to adversely affect public health or the environment, Lessee shall promptly take any and all remedial response or removal action necessary to clean up the Premises and any contaminated soil, surface water, or groundwater and to mitigate exposure to liability arising from the Hazardous Material, whether or not required by law.

          34.2 Testing and Indemnity. At any time prior to the expiration of the Lease Term, Lessor shall have the right to conduct appropriate tests of water and soil and to deliver to Lessee the results of such tests to demonstrate that contamination in excess of permissible level has occurred as a result of Lessee's use of the Premises. Lessee shall further be solely responsible for and shall defend, indemnify and hold the Lessor, its agents and contractors harmless from and against all claims, costs and liabilities, including actual attorney's fees and costs, arising out of or in connection with any removal, clean-up, restoration and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the appearance of the hazardous Materials as long as Lessee (including Lessee's agents and employees, contractors or invitees) are responsible for the discharge of Hazardous Materials on the premises.

          34.3 Underground Tanks. If underground or other storage tanks storing Hazardous Materials are located on the Premises or are hereafter placed on the Premises by any party, Lessee shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the California Administrative Code, Title 23, Chapter 3, Subchapter 16, "Underground Storage Tank Regulations" and Division 20, Chapter 6.7 of the California Health & Safety Code, "Underground Storage of Hazardous Substances", as they now exist or may hereafter be adopted or amended.

          34.4 Lease Termination. Upon termination of this Lease, Lessee shall remove from the Premises all hazardous Materials brought onto the Premises by Lessee which required a permit under applicable environmental law and which are required to be so removed, and in such event Lessee shall obtain a Phase I

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environment assessment of the Premises and provide a copy to Lessor.

          34.5 Lessee's Obligation. Lessee's obligations under this Paragraph 34 shall survive the termination of the Lease. 34.6 Definition of "Hazardous Material". As used herein, the term "hazardous material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "hazardous material" includes, without limitation, any material or substance which is (1) defined as a "hazardous waste" under Sections 25515, 25117 or 25122.7 or listed pursuant to Section 25140 of the California Health & Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law); (ii) defined as a "hazardous substance" under Section 25316 of the California Health & Safety Code, Division 2, chapter 6.8(Carpenter-Presly-Tanner Hazardous Substance Account Act); (iii)defined as a "hazardous material", "hazardous substance" or "hazardous waste" under Section 25501 of the California Health & Safety Code, Division 20, Chapter 6.95 (Hazardous Substances); (iv)petroleum;
(v) asbestos; (vi) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20; (vii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C.
Section 1317); (viii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903); or (ix)defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42, U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601).

          35. Effect on Prior Lease. This lease agreement supersedes entirely the old lease agreement dated March 3, 1989 between the parties hereto, together with all modification and extensions thereto, such prior lease is hereby declared void and of no further force or effect.

          IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year first above written.

LESSOR:                                   LESSEE:

MADISON SQUARE PARTNERSHIP                FOODCO CORPORATION

By:                                       By:
   -------------------------------           -------------------------------
   Gerald W. Bosstick                        Joseph C. Stumpf
Its: General Partner                      Its: Vice President
     5414 Oberlin Drive. #140                  8888 Balboa Avenue
     San Dieqo. CA 92121                       San Dieqo. CA 92123
     (619) 597-6888                            (619) 496-4100

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                    EXHIBIT "A" - PONDEROSA PINES SITE PLAN